Exhibit 99.1

Assertio Therapeutics Announces Completion and Final Results of the Offer to Purchase

All of Its Issued and Outstanding 2.50% Senior Convertible Notes due 2021 and

5.00% Senior Convertible Notes due 2024

LAKE FOREST, Ill., (April 8, 2020) (GLOBE NEWSWIRE) — Assertio Therapeutics, Inc. (“Assertio” or the “Company”) (NASDAQ: ASRT), today announced the completion and final results for its cash tender offers (the “Offers”) to purchase any and all of the outstanding $42,465,000 in aggregate principal amount of its 2.50% Senior Convertible Notes due 2021 (CUSIP: 249908AA2) (“2021 Notes”) and $34,522,000 of its 5.00% Senior Convertible Notes due 2024 (CUSIP: 04545LAA5) (“2024 Notes”, together with the 2021 Notes, the “Notes”).

The Offers were made on the terms and subject to the conditions set forth in an Offer to Purchase dated March 11, 2020 (the “Offer to Purchase”) and expired at 11:59 p.m., New York City time, on April 7, 2020 (the “Expiration Time”). As of the Expiration Time of the Offers, $42,130,000 aggregate principal of 2021 Notes and $34,522,000 aggregate principal of 2024 Notes have been validly tendered and not validly withdrawn (the “Accepted Notes”). Holders of the Accepted Notes are entitled to receive in cash $995 per $1,000 principal amount of Accepted Notes, plus accrued and unpaid interest on such Notes up to, but not including, the date the Offers are settled, which is expected to be April 9, 2020.

To help facilitate the Offers, Assertio retained SunTrust Robinson Humphrey, Inc. to act as dealer manager and Global Bondholder Services Corporation to act as information and tender agent. Holders of Notes who have questions may contact Global Bondholder Services Corporation by telephone at (866) 807-2200 (toll-free in North America) or by email at contact@gbsc-usa.com or SunTrust Robinson Humphrey, Inc. at (404) 926-5675.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Assertio Therapeutics, Inc.

Assertio Therapeutics is committed to providing responsible solutions to advance patient care in the Company’s core areas of neurology, orphan and specialty medicines. Assertio currently markets two FDA-approved products and continues to identify, license and develop new products that offer enhanced options for patients that may be underserved by existing therapies. To learn more about Assertio, visit www.assertiotx.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstance These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to the proposed purchase transactions and other risks outlined in Assertio’s public filings with the Securities and Exchange Commission, including Assertio’s most recent annual report on Form 10-K. All information provided in this news release speaks as of the date hereof. Except as otherwise required by law, Assertio undertakes no obligation to update or revise its forward-looking statements.

Investor and Media Contact:

Dan Peisert
Senior Vice President and Chief Financial Officer

dpeisert@assertiotx.com

SOURCE Assertio Therapeutics, Inc.